SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 18, 2008
Date of Report (Date of earliest event reported)

VIST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-14555	23-2354007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania	19610
(Address of principal executive offices)	(Zip Code)

(610) 208-0966
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2008, the Board of Directors of Vist Financial Corp. (the “Company”) added a new Section 213, regarding the removal of directors of the Company by board action, to the Company’s Amended and Restated Bylaws.  Under Section 213, the Company’s Board of Directors may declare vacant the office of a director who (i) has been judicially declared of unsound mind, (ii) has been convicted of an offense punishable by imprisonment for a term of more than one year, or (iii) has willfully violated any federal or state banking law or regulation applicable to the Company or any of its subsidiaries.  All other provisions of the Company’s Amended and Restated Bylaws remain unchanged.  The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the copy of the Amended and Restated Bylaws attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(c)                                  Exhibits:

The following exhibit is filed herewith:

3.1                                 Amended and Restated Bylaws of Vist Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIST FINANCIAL CORP.

Dated: June 23, 2008
	By:	/s/	Robert D. Davis
Robert D. Davis
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

3.1	Amended and Restated Bylaws of Vist Financial Corp.